Notice of Annual Meeting of Shareholders
                                       of
                                WEIS MARKETS, INC.
                                  April 2, 1996






TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of the Shareholders of Weis Markets, Inc. (the "Corporation"), will be held on Tuesday, April 2, 1996, at 10:00 a.m., Eastern Standard Time, at the principal office of the Corporation, 1000 South Second Street, Sunbury, Pennsylvania 17801, for the following purposes:

1. To elect six directors to serve, subject to provisions of the by-laws, until the next Annual Meeting of shareholders or until their respective successors have qualified.
2. To approve the appointment of auditors for the current fiscal year.
3. To act upon such other business as may properly come before such meeting, or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on February 9, 1996, as the record date for the meeting. Only holders of shares of stock of record at that time will be entitled to vote at the meeting or any adjournments or postponements thereof.

To assure your representation at the meeting, please sign and mail promptly the enclosed proxy which is being solicited on behalf of the Corporation.
Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

            												By order of the Board of Directors


                        WILLIAM R. MILLS
										            		Secretary of the Corporation

March 8, 1996
Sunbury, Pennsylvania

                               WEIS MARKETS, INC.
                                PROXY STATEMENT

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 2, 1996
     This Proxy Statement is submitted with the Notice of the Annual Meeting of Shareholders of Weis Markets, Inc. (the "Corporation"), to be held Tuesday, April 2, 1996, at 10:00 a.m., Eastern Standard Time, at the principal office of the Corporation, 1000 South Second Street, Sunbury, Pennsylvania 17801-0471, and the form of proxy enclosed with such notice.

                             SOLICITATION OF PROXIES
     The proxy form which accompanies this statement is being solicited on behalf of the Corporation. Subject to the conditions hereinafter set forth, the shares represented by each proxy executed in the accompanying form of proxy will be voted at the meeting, or any adjournments or postponements thereof, in accordance with the specifications therein made. Where there is no contrary choice specified, the proxy will be voted "FOR" each of the proposals as therein specified. Proxy material will be first sent on or about March 8, 1996.

     A proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised. The revocation may be exercised at any time before the annual meeting by indicating the revocation in writing. This revocation should be directed to the Judge of Elections, Weis Markets, Inc., 1000 South Second Street, Sunbury, Pennsylvania 17801-0471. The proxy may also be revoked by voting in person at the annual meeting or by voting a later dated proxy.

     The Corporation will provide, without charge, on written request from security holders, copies of Form 10-K annual report.

Expenses related to the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy, proxy statement, and return envelopes, the handling and tabulation of proxies received, will be paid by the Corporation, and the cost thereof is estimated at approximately $14,000. Officers, directors, and regular employees of the Corporation may solicit proxies personally, by telephone or otherwise, from some shareholders, if proxies are not promptly received, for which they will not receive compensation. Charges of banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary, may be reimbursed by the Corporation. It is estimated that such costs will be nominal.

                            1997 SHAREHOLDER PROPOSALS
     Shareholders who intend to submit a proposal to be presented at the next annual meeting, which if appropriate, will be included in the Corporation's next annual Proxy Statement, must submit a concise written text of the proposal and the reasons therefore to the Secretary at the executive offices on or before November 1, 1996.

                      MATTERS TO BE ACTED UPON AT THE MEETING
    	As the notice of the meeting indicates, the following are the matters to be acted upon at the meeting:
1. Six directors will be elected at the meeting to hold office, subject to the Corporation by-laws, until the next annual meeting of shareholders or until their respective successors have qualified.
2. A request for shareholder approval of the appointment of Ernst & Young LLP as the independent auditors for the Corporation and its wholly owned subsidiaries.
3. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

	   Management does not intend to bring any other matters before the meeting, and does not know of any matter which anyone else proposes to present for action at the meeting.  However, if any other matters properly come before such meeting, or any adjournments or postponements thereof, the persons named in the accompanying form of proxy, or their duly constituted substitutes acting at the meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

               OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
     The holders of Common Stock of the Corporation of record at the close of business February 9, 1996, will be entitled to vote on all matters at the meeting. Each holder of Common Stock will be entitled to one vote for each share of stock so held. Election of directors will be held in conformity with the by-laws of the Corporation. Every shareholder entitled to vote shall have cumulative voting rights without prior notice entitling the shareholder to as many votes as are equal to the number of shares he owns multiplied by the number of directors to be elected, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates.
     Directors are elected by a plurality vote of all votes cast at the meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but will not affect the election of directors or other matters submitted to the vote of shareholders.
     The number of outstanding shares of common stock is 42,508,617. The presence, in person or by proxy, of at least 21,254,309 shares will constitute a quorum.
     The following persons are known by the Corporation to be the beneficial owners of more than 5% of its Common Stock, which is its only class of voting securities, on February 9, 1996.

		Name and Address		   	        Amount and Nature	           		Percent
		      of                    		  of Beneficial			                of
		Beneficial Owner			               Ownership	                		Class
 -------------------------     -------------------             -------
	Robert F. Weis	               12,813,788	 (1) (8)             	30.1
		c/o Weis Markets, Inc.
		1000 South Second Street
		Sunbury, PA 17801-0471

	Charles B. Degenstein	         9,202,721	 (2) (6)             	21.6
		c/o Weis Markets, Inc.
		1000 South Second Street
		Sunbury, PA 17801-0471

	Janet C. Weis	                 5,861,874	 (3)	                 13.8
		c/o Weis Markets, Inc.
		1000 South Second Street
		Sunbury, PA 17801-0471

	Ellen W. P. Wasserman	         3,749,424	 (4)	                  8.8
		c/o Weis Markets, Inc.
		1000 South Second Street
		Sunbury, PA 17801-0471

	The Estate of Sigfried Weis	   2,633,195	 (5)	                  6.2
		c/o Weis Markets, Inc.
		1000 South Second Street
		Sunbury, PA 17801-0471

	Mellon Bank Corporation.	     17,034,974 	(6) (7) (8)	         40.1
		One Mellon Bank Center
		Pittsburgh, PA  15258

1. Of the total of 12,813,788 shares listed, Robert F. Weis has sole voting and investment power as to all.
2. Of the total of 9,202,721 shares listed, Charles B. Degenstein has shared voting and investment power as to all.
3. Of the total of 5,861,874 shares listed, Janet C. Weis has sole voting and investment power as to 3,228,679. Mrs. Weis shares voting power and investment power on 2,633,195 shares along with Susan Mindel, Nancy Wender and Ellen Goldstein as the Co-Executrices of the Estate of Sigfried Weis.
4. Of the total of 3,794,424 shares listed, Ellen W. P. Wasserman has sole voting and investment power as to all.
5. Of the total of 2,633,195 shares listed, The Estate of Sigfried Weis with Janet C. Weis, Susan Mindel, Nancy Wender and Ellen Goldstein as Co-Executrices, has sole voting and investment power as to all.
6. Of the total of 17,034,974 shares listed, Mellon Bank Corporation has sole voting power as to 824,478 shares and shared voting power as to 9,458,660.
7. Includes 1,717,705 shares held in the Residuary Trust of Sigmund Weis, deceased, 3,798,427 shares held under six Deeds of Trust, 2,435,497 held in the Marital Trust and 1,228,798 shares held in the Residuary Trust of Claire Elizabeth Degenstein. Mellon Bank Corporation and Charles B. Degenstein, are co-trustees, sharing voting and investment power as to all.
8. Includes 6,649,087 shares held in trust under the Will of Harry Weis, deceased, with Mellon Bank Corporation. and Robert F. Weis as co-trustees. Robert F. Weis has sole voting and investment power as to all.

                              ELECTION OF DIRECTORS
     The following is a concise statement of information concerning directors proposed by the Corporation as nominees, together with certain other information with respect to such nominees:

                                                 														  Shares of Stock
                                                        										  				of the
							                       	Period						                         Corporation		     Percent
                         								of      			    Principal		     Beneficially Owned			    of
		     Name		        	Age			Directorship		     	Occupation		  	 on February 9, 1996		  Class
---------------------------------------------------------------------------------------------
	Robert F. Weis	       76       1947         	Chairman of the	       12,813,788	        30.1
                            			to date	      Board & Treasurer

	Norman S. Rich	       58       1991	           President             	  21,373	           *
                            			to date

	Micheal C. Rheam	     76       1961	        Special Projects	          155,872    	       *
	                            		to date	         Coordinator

	Joseph I. Goldstein	  53       1995	            Attorney	                6,832	           *
                         			   to date	      Crowell & Moring

	Peter M. Sacerdote	   58      	1977	      Limited Partner & Chairman	        0 	          *
			                            to date	   of the Investment Committee
                                        				Goldman Sachs Group, LP

	Richard E. Shulman	   56	      1994	            President                 	200	           *
			                            to date	       Industry Systems
                                           				Development Co.

	All 13 Directors and
	Officers as a Group				                                             13,037,402	        30.7

*	Owns less than 1% of class.

    	Robert F. Weis. Mr. Weis has been employed by the Corporation since 1946. Mr. Weis served as Vice President-Treasurer from 1961 through August of 1994 at which time he was appointed Co-Chairman & Treasurer. In January of 1995, Mr.
Weis was appointed Chairman & Treasurer. Mr. Weis has been a member of the Board of Directors since 1947. Mr. Weis also serves as a member of the Board of Trustees of the Sunbury Community Hospital.

    	Norman S. Rich. Mr. Rich has been employed by the Corporation since 1964. Mr. Rich served as Vice President-Store Operations from 1980 until April 5,
1992, when he became Vice President-Secretary of the Corporation. During the year 1994, Mr. Rich became President of the Corporation. Mr. Rich has been a member of the Board of Directors of the Corporation since 1991. Mr. Rich also serves as a member of the Board of Trustees of Evangelical Community Hospital.

    	Micheal C. Rheam. Mr. Rheam has been employed by the Corporation since 1955. Mr. Rheam served as Vice President-Secretary from 1961 through April 5, 1992, at which time he retired as Vice President-Secretary of the Corporation and became Special Projects Coordinator for the Corporation. Mr. Rheam served as Secretary of the Corporation for an interim period from August of 1994 through December of 1994. Mr. Rheam has been a member of the Board of Directors of the Corporation since 1961, but does not receive any remuneration for his services as a director.

    	Joseph I. Goldstein. Mr. Goldstein is engaged in the private practice of law as a Partner with the firm of Crowell & Moring, Washington, D.C. Prior to joining the firm in 1995, he was an Associate Director of the Division of Enforcement, United States Securities and Exchange Commission. Mr. Goldstein has been a member of the Board since 1995.

    	Peter M. Sacerdote. Mr. Sacerdote is a Limited Partner & Chairman of the Investment Committee of Goldman Sachs Group, LP. Mr. Sacerdote served as a general partner of Goldman, Sachs & Co. from 1973 through 1990. Mr. Sacerdote also serves as a director on the boards of Franklin Resources, Inc., and Qualcomn, Inc. Mr. Sacerdote has been a member of the Board of Directors since 1977.

     Richard E. Shulman. Mr. Shulman serves as President of Industry Systems Development Corp., a consulting firm. He has expertise in the business of supermarket chains, food wholesalers and technology companies. Mr. Shulman has been a member of the Board of Directors since 1994.

    	The Corporation believes that the proposed nominees for election as directors are willing to be elected as such, and it is intended that the person named in the accompanying form of proxy or their substitutes will vote for the election of these nominees, unless specifically instructed to the contrary. However, if any nominee, at the time of the election, is unable or unwilling to serve, or is otherwise unavailable for election, and in consequence other nominees are designated, the persons in the proxy or their substitures shall have discretion or authority to vote or refrain from voting in accordance with their judgment on the other nominees. The Corporation has no nominating committee.

                            COMPENSATION OF DIRECTORS
	    Standard Arrangements.  The Corporation's Board held four regular meetings during 1995.  Peter M. Sacerdote, and Richard E. Shulman, attended four of the
Corporation's Board of Directors meetings and Joseph I. Goldstein attended three.  Each of these three directors were compensated $3,800 per meeting attended.  This is the standard annual compensation for non-executive directors of the Corporation.  All other directors attended all meetings without remuneration.

    	Other Arrangements. Mr. Richard E. Shulman is President of Industry Systems Development Co. Upon management's request, Mr. Shulman's firm provided consulting services to the Company during 1995. Fees for such services amounted to $18,824 during the fiscal year.

    	The Audit Committee. The Audit Committee of the Board of Directors was composed of Messrs. Richard E. Shulman, Joseph I. Goldstein and Peter M. Sacerdote during fiscal 1995. Mr. Shulman served as Chairman of the Audit Committee. Mr. Shulman and Mr. Sacerdote attended three of the Audit Committee meetings held during the year, and Mr. Goldstein attended two. Each member was compensated $700 for each meeting attended. The Audit Committee acts independently to review the scope and results of the independently to review the scope and results of the independent auditors' engagement and reviews the adequacy of the Corporation's internal accounting controls.

    	The Compensation Committee. The Compensation Committee of the Board of Directors was composed of Messrs. Robert F. Weis, Peter M. Sacerdote and Richard
E. Shulman during fiscal year 1995. The Committee is responsible for developing policies and making specific recommendations about compensation of officers, including Robert F. Weis in his capacity as Chairman of the Board & Treasurer. The Compensation Committee held one meeting during the year 1995.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
    	The following immediate family relationships exist between members of the Compensation Committee and other individuals set forth in this Proxy Statement. Robert F. Weis and Ellen W. P. Wasserman are brother and sister; both owning in excess of 5% of the common stock of the Corporation. Richard E. Shulman and Peter Sacerdote are not related to any individual set forth in this Proxy Statement.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
    	The Committee recognizes the fact that the Corporation is engaged in a highly competitive industry. The Committee believes that it is essential for the Corporation's continued success, that the Corporation be able to attract and retain qualified executives. To achieve this objective, the Committee has designed its executive compensation program based upon three key factors which are subjective in nature based upon the best interests of the Corporation and ultimately the shareholders. The Committee has not assigned relative weights to the specific factors considered in determining base salary levels, and the specific factors used may vary among executive officers, including the Chairman of the Board & Treasurer and the President of the Corporation.

    	First, the Committee makes salary decisions through a structured review with input from the Executive Committee. This review includes consideration of the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents.

    	Second, the Committee evaluates the attainment of planned objectives throughout the course of employment with particular attention to the most recent fiscal year. The specific planned objectives during the most recent fiscal year were met by the Chairman of the Board & Treasurer and the President of the Corporation along with the other executive officers. These business performance goals are summarized as follows:

       - Increase sales and profitability of the Corporation.
       - Improve technology for enhanced customer service and increased employee productivity.

Third, the Committee makes a subjective evaluation of the performance of the Chairman of the Board & Treasurer and the President of the Corporation, and the other named executive officers, by examining their efforts and accomplishments throughout the period from information deemed relevant both internally and in light of the competitive position of the Corporation in the industry. The Committee notes that the Chairman of the Board & Treasurer has served the Corporation since 1946 and the President has served the Corporation since 1964. They have both contributed significantly to the Corporation and compensation is provided to reward both of these officers for their individual contributions and loyalty to the Corporation throughout these long years of service.

    	Employment and Severance Agreement.  The Committee notes that the President entered into a ten year Employment Agreement with the Corporation in 1994.  This
Agreement specifies the terms of employment, including pay factors.  The
Agreement provides that employment shall be at will, but if employment is terminated without cause, or the President resigns for good reason, the
President shall receive his remaining salary and all benefits payable under the
Agreement.  The Agreement includes a covenant not to compete with the
Corporation which is limited by time and geography.  The Committee believes that the Employment Agreement is in the best interests of both the Corporation and the President since it helps to assure continued leadership for the Corporation and to provide the President with job security.


Respectfully submitted by the Executive Compensation Committee,



     Robert F. Weis		     		Richard E. Shulman		     		Peter M. Sacerdote


    	The table below sets forth, with respect to the last three completed fiscal years, the compensation of the current Chairman of the Board & Treasurer, the
President of the Corporation and the next two highest compensated executive officers of the Corporation in 1995. The determination as to which executive officers to include in the table is based upon total annual salary and bonus exceeding $100,000 in the last completed fiscal year.

                             SUMMARY COMPENSATION TABLE
                                                           					Long Term
                                                          					Compensation
                            		     Annual Compensation			         Awards
			                           -----------------------------    -----------
																	                                               Securities
													                                  Other Annual			  Underlying		  All Other
 Name and Principal						      Salary			Bonus		Compensation			  Options /		  Compensation
  		Position			       Year	   		($)			   ($)			     ($)	     		   SARs (#)			     ($)
-----------------------------------------------------------------------------------------
	Robert F. Weis	      1995   	460,000	     --        	--	        --	/	  --	      5,495
		Chairman of the	    1994	   460,000	     --	        --	        --	/	  --	      5,602
		Board & Treasurer	  1993	   460,000	     --	        --	        --	/	  --  	    8,917

	Norman S. Rich	      1995	   262,500	  4,115	     8,250	     3,570	/	3,000	    16,900
		President	          1994	   218,750	  3,377	        --	     1,000	/	3,000	    16,682
			                   1993	   188,750	  5,462	     4,500	     1,000	/	1,500	     7,531

	William R. Mills	    1995	   112,458	  1,762	     2,750	        --	/	1,500	    10,309
		Vice President	     1994	   103,667	  1,633	        --	     1,000	/	1,000	     9,403
		Finance & Secretary	1993	    97,083	  4,021	     1,500	        --	/	  700	     3,622

	Walter B. Bruce	     1995	   109,667	  1,727	     4,125        	--	/	1,500	    10,411
		Vice President	     1994	   105,667	  1,664	        --       	500	/	1,500	     9,654
		Private Label	      1993	   101,667	  1,601	     2,400	        --	/	1,000	     4,254

	Sigfried Weis	       1995	   153,333	     --	   245,917	        --	/	   --	        --
		Former	             1994	   460,000	     --	        --	        --	/	   --	     5,637
		Co-Chairman	        1993	   460,000	     --	        --	        --	/	   --	     8,954

	Robert E. Lutz	      1995	    81,667	     --	        --	        --	/	   --	    58,333
		Former 	            1994	   140,000	  2,212	        --	        --	/	   --	     4,743
		Vice President	     1993	    17,420	     --	        --	        --	/	   --	        --

    	Mr. Sigfried Weis retired in April of 1995 and passed away in June of 1995.
Benefits earned and accumulated in the supplemental retirement plan over his many years of service were paid to Mrs. Sigfried Weis, according to the plan document, and are listed in the Other Annual Compensation column.  Mr. Robert
E. Lutz terminated his employment with the Company in July of 1995 and was paid a severance at his pay rate for the remainder of year.  Mr. Lutz's severance amount is listed in the All Other Compensation column.  The Other Annual
Compensation listed for the other officers consists solely of payments on stock appreciation rights.  There are no perquisites to report.  The All Other compensation listed for the other officers in the table consist of the vested and non-vested benefits in the profit sharing, employees stock ownership, supplemental retirement and retirement benefit savings plans.

    	Stock Appreciation Rights. The Corporation maintains a Stock Appreciation Rights program for certain officers and other key executives. Under this program, participants are granted rights equivalent to shares of Corporation stock. The rights expire in one year, at which time the value of any appreciation from the original date of issue is paid in cash to the participant. No stock is distributed to the participant and there are no plan provisions for reload or tax-reimbursement features.

    	Stock Options. The Corporation has an Incentive Stock Option Plan. Under the terms of the plan, options are granted for shares of the Corporation's common stock based on the market value at the date of grant and may be exercised immediately. There are no plan provisions for reload or tax-reimbursement features. The following table contains all material information concerning the grant of stock options and stock appreciation rights to the Chairman of the Board & Treasurer, President, and the next two most highly compensated officers of the Corporation whose total compensation exceeded $100,000 in the fiscal year ended December 30, 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
				                                                                    Potential Realizable
                                                                       			Value at Assumed
                                                                      					Annual Rates of
                                                                        					 Stock Price
                                                                   					   Appreciation for
                       	          	Individual Grants                   		    Option Terms
----------------------------------------------------------------------- --------------------
                					Number of			 % of Total
		               			Securities			Options/SARs			Exercise
               					Underlying			 Granted to		  	or Base
              					Options/SARs	 Employees in		 	Price		  	Expiration
     		Name			     Granted (#)			Fiscal Year			($/Share)		   	Date			     5% ($)			 10% ($)
-------------------------------------------------------------------------------------------
	Norman S. Rich	      3,570        	50.0%	       28.000	    8/01/2005	    62,864	   159,310
                    		3,000	        11.5%	       28.000	    8/01/1996	     4,200	     8,400

	William R. Mills	       --	          --	            --           	--	        --	        --
                    		1,500	         5.8%	       28.000	    8/01/1996	     2,100	     4,200

	Walter B. Bruce	        --	          --	            --	           --	        --	        --
                    		1,500         	5.8%	       28.000	    8/01/1996	     2,100	     4,200

	The following table contains information concerning the exercised, exercisable and unexercised stock options and stock appreciation rights as of the end of the fiscal year with regard to the President and the next two most highly compensated officers of the Corporation whose total compensation exceeded
$100,000 in the fiscal year ended.  The closing price of the stock at the fiscal year end was $28.25.

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION/SAR VALUES
                                                														Number of
                                                														Securities			    Value of
                                                														Underlying			   Unexercised
                                                														Unexercised			 In-the-Money
                                               														Options/SARs			 Options/SARs
                                               														at FY-End (#)			at FY-End ($)

	                    							Shares Acquired	    Value			     Exercisable/			 Exercisable/
   		Name	         		Type			on Exercise (#)		Realized ($)			 Unexercisable			Unexercisable
------------------------------------------------------------------------------------------
Norman S. Rich	    Options         	-          	     -	      6,570	/	    0  10,018	/	    0
                    		SARs	     3,000	           8,250	          0	/	3,000	      0	/	    0
William R. Mills	  Options	         -	               -	      2,000	/	    0	  3,250	/	    0
                    		SARs	     1,000	           2,750	          0	/ 1,500	      0	/	    0
Walter B. Bruce	   Options	         -	               -	      1,250	/	    0	  2,000	/	    0
                    		SARs	     1,500	           4,125	          0	/	1,500	      0	/	    0

                                 RETIREMENT PLANS
    	Pension. The Corporation maintains, at its sole expense, a trusteed noncontributory defined benefit Pension Plan covering substantially all full-time employees hired prior to March 15, 1994. The Corporation froze the accrued benefits under the Pension Plan effective March 15, 1994 and implemented the Retirement Savings Plan in its place. The purpose of the Pension Plan is to provide income after retirement. Substantially all full-time employees entered the Pension Plan on the first day of January following completion of six months of continuous service and attainment of age 20 1/2. Participation in the Plan was automatic upon meeting eligibility requirements as provided in the plan document. Benefits are computed by an independent actuarial firm using straight line annuity amounts. The maximum remuneration used in calculating benefits is $34,000 for all participants.

    	The table which follows shows the estimated annual benefits payable based upon retirement at age 65 or older for the participant's lifetime. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts. An actuarial discount is applied for retirement before age 65.

                                PENSION PLAN TABLE

                               	 Years of Service
---------------------------------------------------------------------
	Remuneration			10			    15			   20	   		25			   30			   35			   40
	 $10,000	    $  840  $1,260	 $1,680	 $2,100	 $2,520  $2,940	 $3,360
		 14,000		      840		 1,260		 1,680		 2,100		 2,520		 2,940		 3,360
		 18,000		    1,066		 1,599		 2,132		 2,665		 3,193		 3,198		 3,360
		 22,000		    1,413		 2,119		 2,825		 3,532		 4,238		 4,238		 4,238
		 26,000		    1,759		 2,639		 3,519		 4,398		 5,278		 5,278		 5,278
		 30,000		    2,106		 3,159		 4,212		 5,265		 6,318		 6,318		 6,318
		 34,000		    2,453		 3,679		 4,905		 6,132		 7,358		 7,358		 7,358

    	The years of credited service for the individuals named in the cash compensation table as of February 10, 1995, are 49 years for Robert F. Weis, 31 years for Norman S. Rich, 4 years for William R. Mills, 19 years for Walter
B. Bruce, 56 years for Sigfried Weis and 1 year for Robert E. Lutz.

    	Supplemental Retirement Plans. The Corporation maintains a non-qualified supplemental retirement plan for certain of its officers. The benefits are determined through actuarial calculations dependent on the age of the recipient. The benefit payable on an annual basis to Robert F. Weis would be $306,943 if he had retired as of the date of this Proxy. The benefit payable on an annual basis to the beneficiary of Sigfried Weis, is $360,426.

    	The Corporation also maintains a second non-qualified supplemental retirement plan for certain of its officers. This Plan is designed to provide retirement benefits and salary deferral opportunities because of the limitations imposed by the Internal Revenue Code and the Regulations implemented by the Internal Revenue Service. Participants in this plan are excluded from participation in the qualified Profit Sharing or Employee Stock Ownership plans. The Board of Directors annually determines the amount of the allocation to the Plan at its sole discretion. The allocation among the various plan participants is made in relationship to their compensation, years of service and job performance. Plan participants are 100% vested in their accounts after 7 years of service with the Corporation. Benefits are distributed among participants upon reaching the applicable retirement age. Substantial risk of benefit does exist for participants in this plan.

    	Profit Sharing Plan. The Corporation maintains, at its sole expense, a Profit Sharing Plan for certain salaried employees, store management and administrative support personnel. The purpose of the Plan is to enhance employee opportunities for their dedication and loyal service to the Corporation. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The contribution is allocated among the various plan participants in relationship to their compensation and years of service. Plan participants are 100% vested in their accounts after 7 years of service with the Corporation. Shares are distributed among participants upon reaching the applicable retirement age.

    	Employee Stock Ownership Plan. The Corporation maintains, at its sole expense, an Employee Stock Ownership Plan for certain salaried employees. The purpose of the Employee Stock Ownership Plan is to give eligible employees the pride of ownership in the Corporation. Eligible employees become participants at the beginning of the plan year following the two year anniversary date of their employment, subject to break in service provisions. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The entire contribution is applied toward the purchase of the Corporation's stock and is distributed among participant accounts in relationship to their compensation. Every participant is fully vested. Shares are distributed among participants upon reaching the applicable retirement age.


    	Retirement Savings Plan. The Corporation maintains a Retirement Savings Plan pursuant to Section 401(k) of the Internal Revenue code of 1986, as amended. Employees become eligible to participate once they complete one year of eligibility service and attain the age of 21. On a semi-annual basis, the Corporation contributes into the plan at the rate of 25% of the employees first 4% of elective deferral. Plan participants are 100% vested in their accounts after 7 years of service with the Corporation and are entitled to receive a distribution of their vested accounts upon termination of employment, including retirement, disability or death.

                        SHAREHOLDER RETURN PERFORMANCE
    	The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the cumulative total return of a published group index for the Retail Grocery Stores Industry, (Peer Group), provided by Value Line, Inc., for the period of five fiscal years. The graph depicts $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Weis Markets, Inc., common stock, S&P 500, and the Peer Group. The cumulative total return assumes reinvestment of dividends.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS


         (Graph is inserted at this point on actual proxy statement.)


                   	1990	    1991	   1992	    1993	   1994	   1995
-----------------------------------------------------------------------------
	Weis Markets	     100.00	  85.70	  90.56	   96.07	  83.39	  106.60
	S&P 500	          100.00	 130.55	 140.72	  154.91 	157.39	  216.42
	Peer Group	       100.00	 127.11 	126.71	  122.52	 131.11	  168.28

    	The following line graph, generated from information provided by Value Line, Inc., compares net income as a percentage of sales, between the Corporation and its Peer Group. This graph highlights the ability of management to generate more income per sale than the average grocery chain over the years, thus increasing net worth for its shareholders.

                    COMPARATIVE TEN-YEAR INCOME PERCENTAGES

         (Graph is inserted at this point on actual proxy statement.)

               1986  1987  1988  1989  1990  1991  1992  1993  1994  1995
------------------------------------------------------------------------------
 Weis Markets  5.92% 6.73% 6.95% 6.97% 6.82% 6.23% 5.64% 5.06% 4.90% 4.82%
 Peer Group     .91%  .57%  .91%  .85% 1.30% 1.24%  .90% 1.13% 1.49% 1.63%


                              APPROVAL OF AUDITORS
    Subject to ratification by the shareholders, the Board of Directors of the Corporation has appointed Ernst & Young LLP, independent auditors, to audit the financial statements of the Corporation for the fiscal year 1996.

The decision to change from KPMG Peat Marwick LLP, ("KPMG"), was made on January 22, 1996, and will become effective after the filing of the Form 10-K with the Securities and Exchange Commission for the year ended December 30, 1995. The report on the financial statements from KPMG for the past two years, or any year prior to that period, have not contained an adverse opinion or a disclaimer of opinion. The report has not been qualified or modified as to uncertainty, audit scope, or accounting principles, except for the adoption of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities: and No. 109, "Accounting for Income Taxes."

The decision to change the principal accountant was approved by both the Audit Committee and the Board of Directors on January 22, 1996. This decision was based upon a review of competitive bids from several accounting firms. There have been no disagreements with KPMG on any matter described under the Securities and Exchange Commissions rules and regulations, Item 304 (a) (1)
(iv) and (v) of Regulation S-K, during the two most recent fiscal years, any subsequent interim period through the date of dismissal on January 22, 1996, or in any of the years prior to that period.

The Audit Committee and the Board of Directors recommend that the shareholders vote "FOR" such ratification.


                        													By order of the Board of Directors



                        													WILLIAM R. MILLS
													                        Secretary of the Corporation

Dated: March 8, 1996